UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2012

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2012, American Greetings Corporation (“American Greetings”) amended (the “Amendment”) its existing Amended and Restated Credit Agreement (the “Credit Agreement”) by and among various lending institutions party thereto (the “Lenders”), PNC Bank, National Association, as the Global Administrative Agent, as the Swing Line Lender, a LC Issuer and the Collateral Agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents, KeyBank National Association and The Bank of Nova Scotia as Co-documentation Agents, and PNC Capital Markets LLC, as the Lead Arranger and Sole Bookrunner. The Amendment amends the Credit Agreement to exclude from the definition of consolidated EBITDA up to $40,000,000 of certain cash and non-cash fees, costs and expenses incurred by American Greetings from April 1, 2012 through December 19, 2013 in connection with its acquisition of the senior secured debt of Clinton Cards PLC and its subsidiaries, the bankruptcy administration of Clinton Cards PLC and its subsidiaries, and the subsequent acquisition of select assets of Clinton Cards PLC and certain of its subsidiaries (the “Clinton Cards Transaction”). American Greetings was required to amend the methodology for calculating consolidated EBITDA to exclude certain fees, costs and expenses incurred in connection with the Clinton Cards Transaction to ensure it remained in compliance with the requirement under the Credit Agreement that American Greetings not permit its leverage ratio for any testing period to exceed 3.00 to 1.00.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, trustee, financial and other services to American Greetings, including letters of credit, depository and account processing services, and underwriting in connection with American Greetings sale of its 7.375% Senior Notes due 2021, in any such case for which American Greetings has paid and intends to pay customary fees.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On December 20, 2012, American Greetings Corporation issued a press release reporting its results for the quarter ended November 23, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K (including exhibit 99.1 attached hereto) is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description

Exhibit 10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 19, 2012, among American Greetings Corporation, certain foreign subsidiary borrowers thereto, various lending institutions party thereto, and PNC Bank, National Association, as the Global Agent.

Exhibit 99.1	Press Release - reporting results for the quarter ended November 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Robert D. Tyler
Robert D. Tyler
Corporate Controller and
Chief Accounting Officer

Date: December 20, 2012

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